                                                                      EXHIBIT 11

                          PIMCO Advisors Holdings L.P.
                    Computation of Basic Net Income Per Unit
                                  (Unaudited)


                                                               For The Nine            For The Nine
                                                               Months Ended            Months Ended
                                                            September 30, 1998        July 31, 1997
                                                            ------------------        -------------
                                                            (In thousands, except per unit amounts)

Net income                                                             $55,719              $48,009
Less net income applicable to the General Partner                           (6)                (480)
                                                                       -------              -------
Net income available to the Limited Partners                           $55,713              $47,529
                                                                       =======              =======

Weighted average number of units outstanding                            47,233               25,699
                                                                       =======              =======

Basic net income per unit                                              $  1.18              $  1.85
                                                                       =======              =======


                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)


                                                               For The Nine            For The Nine
                                                               Months Ended            Months Ended
                                                            September 30, 1998        July 31, 1997
                                                            ------------------        -------------
                                                            (In thousands, except per unit amounts)

Net income                                                             $55,719              $48,009
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership                      (3,363)                  --
                                                                       -------              -------
Net income after effect of dilution                                     52,356               48,009
Less net income applicable to the General Partner                           (6)                (480)
                                                                       -------              -------
Diluted net income available to the Limited Partners                   $52,350              $47,529
                                                                       =======              =======

Weighted average number of units outstanding                            47,233               25,699

Weighted average effect of limited partnership unit
 options                                                                    --                  215
                                                                       -------              -------
Weighted average number of units and unit
 equivalents                                                            47,233               25,914
                                                                       =======              =======

Diluted net income per unit                                            $  1.11              $  1.83
                                                                       =======              =======

                          PIMCO Advisors Holdings L.P.
                    Computation of Basic Net Income Per Unit
                                  (Unaudited)


                                                              For The Three              For The Three
                                                               Months Ended               Months Ended
                                                            September 30, 1998           July 31, 1997
                                                            ------------------           -------------
                                                              (In thousands, except per unit amounts)

Net income                                                             $19,820                 $18,900
Less net income applicable to the General Partner                           (2)                   (189)
                                                                       -------                 -------
Net income available to the Limited Partners                           $19,818                 $18,711
                                                                       =======                 =======

Weighted average number of units outstanding                            48,291                  25,763
                                                                       =======                 =======

Basic net income per unit                                              $  0.41                 $  0.73
                                                                       =======                 =======


                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)

                                                              For The Three              For The Three
                                                               Months Ended               Months Ended
                                                            September 30, 1998           July 31, 1997
                                                            ------------------           -------------
                                                              (In thousands, except per unit amounts)

Net income                                                             $19,820                 $18,900
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership                      (1,029)                     --
                                                                       -------                 -------
Net income after effect of dilution                                     18,791                  18,900
Less net income applicable to the General Partner                           (2)                   (189)
                                                                       -------                 -------
Diluted net income available to the Limited Partners                   $18,789                 $18,711
                                                                       =======                 =======

Weighted average number of units outstanding                            48,291                  25,763

Weighted average effect of limited partnership unit
 options                                                                    --                     233
                                                                       -------                 -------
Weighted average number of units and unit
 equivalents                                                            48,291                  25,996
                                                                       =======                 =======


Diluted net income per unit                                            $  0.39                 $  0.72
                                                                       =======                 =======

                              PIMCO ADVISORS L.P.
                       COMPUTATION OF NET INCOME PER UNIT
                                  (Unaudited)


     The weighted average number of units used to compute basic and diluted net income per unit was as follows:

                                                    For The Three Months Ended
                                                    --------------------------
                                                    September 30, September 30,
                                                        1998          1997
                                                    ------------  ------------
                                                          (in thousands)
Basic
General Partner and Class A Limited Partner Units        109,008        40,946

Diluted
General Partner and Class A Limited Partner Units        114,184        42,771
Class B Limited Partner Units                                           35,785



                                                    For The Three Months Ended
                                                    --------------------------
                                                    September 30, September 30,
                                                        1998          1997
                                                    ------------  ------------
                                                          (in thousands)
Basic
General Partner and Class A Limited Partner Units        108,223        40,946

Diluted
General Partner and Class A Limited Partner Units        113,824        42,683
Class B Limited Partner Units                                           35,153